EXHIBIT 2.7

                              CERTIFICATE OF CHANGE
                            OF RESIDENT AGENT AND/OR
                         LOCATION OF REGISTERED OFFICE
                               (Corporations only)


                            ARUNDLE ASSOCIATES, INC.
                           --------------------------
                              Name of Corporation

The change(s) below is (are) effective upon the filing of this document with the Secretary of State.

Reason for Change: (check one) Change of Resident Agent Change Location of Registered Office


The former resident agent and/or location of the registered office was:

Resident Agent:     The Prentice-Hall Corporation System, Nevada Inc.
Street No.:         502 E. John Street. #E
City:               Carson City, Nevada 89706

The resident agent and/or location of the registered office is changed to:

Resident Agent:     National Registered Agents. Inc., Of NV
Street No.:         202 South Minnesota Street
City:               Carson City, Nevada 89703

NOTE: For a corporation to file this certificate, the signature of one officer is required. The certificate does not need to be notarized.


Signature, Title:  /s/  James O. Smith
                  --------------------------------
                        James O. Smith, President


Certificate of Acceptance by Resident Agent: I, National Registered Agents. Inc., of NV hereby accept the appointment as Resident Agent for the above-named business entity.


     By: /s/ C. Baclet   C. Ballet, Vice President                    6/10/99
        -------------------------------------------                  ---------
                (Signature of Resident Agent)                          (Date)